Exhibit 99

NEWS

CONTACT: Tom Marder
(301) 380-2553
thomas.marder@marriott.com

MARRIOTT INTERNATIONAL REPORTS FIRST QUARTER 2016 RESULTS

HIGHLIGHTS

•	First quarter adjusted diluted EPS totaled $0.87, a 19 percent increase over prior year results;

•	North American comparable systemwide constant dollar RevPAR rose 2.4 percent in the first quarter;

•	On a constant dollar basis, worldwide comparable systemwide RevPAR rose 2.6 percent in the first quarter;

•	The company’s adjusted operating income margin increased to 52 percent compared to 48 percent in the year-ago quarter;

•
At the end of the first quarter, the company’s worldwide development pipeline increased to more than 275,000 rooms, including approximately 29,000 rooms approved, but not yet subject to signed contracts;

•	More than 10,000 rooms were added during the first quarter, including 1,500 rooms converted from competitor brands and over 3,300 rooms in international markets;

•	Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) totaled $458 million in the quarter, a 7 percent increase over first quarter 2015 adjusted EBITDA;

•	Acquisition of Starwood Hotels & Resorts Worldwide is on track to close mid-2016.

BETHESDA, MD - April 27, 2016 - Marriott International, Inc. (NASDAQ: MAR) today reported first quarter 2016 results.

First quarter 2016 adjusted net income totaled $226 million, a 9 percent increase over 2015 first quarter net income. Adjusted diluted earnings per share (EPS) in the first quarter totaled $0.87, a

19 percent increase from diluted EPS in the year-ago quarter. Adjusted net income and adjusted diluted EPS for the first quarter of 2016 exclude $10 million ($7 million after-tax and $0.02 per diluted share) of transition and transaction costs related to the Starwood acquisition. On February 17, 2016, the company forecasted first quarter diluted EPS of $0.81 to $0.85, which did not include transition and transaction costs related to the Starwood acquisition.

Reported net income totaled $219 million in the first quarter of 2016 compared to $207 million in the year-ago quarter. Reported diluted EPS was $0.85 in the first quarter of 2016 compared to $0.73 in the first quarter of 2015.

Arne M. Sorenson, president and chief executive officer of Marriott International, said, “We were pleased with our results for the first quarter with adjusted diluted EPS meaningfully ahead of expectations. Worldwide systemwide comparable RevPAR rose 2.6 percent in constant dollars in the quarter. For the remainder of the year, our North American managed full-service group revenue pace is up 7 percent, with particular strength in the second and third quarters.”

“Demand for our brands remains strong. Our development pipeline increased to more than 275,000 rooms in the first quarter compared to 240,000 rooms in the year-ago quarter. Our flagship brands, Marriott and Courtyard, both reimagined and reinvented, continue to be favored by our owners and franchisees. Together, those brands make up over 35 percent of our pipeline worldwide. Yet, our seven newest brands, many in the lifestyle space popular with a new generation of travelers, are also gaining great traction, comprising more than 15 percent of our pipeline. We welcomed two of our newest brands, Moxy and Delta, to the United States in the quarter.

“Our planned acquisition of Starwood Hotels & Resorts is on track. Shareholders of both companies overwhelmingly approved proposals relating to the merger and we continue to look forward to a mid-2016 closing. Toward that end, integration teams from both companies have been working over the last several months to ensure a smooth transition. We look forward to creating the largest lodging company in the world.”

For the 2016 first quarter, RevPAR for worldwide comparable systemwide properties increased 2.6 percent (a 1.2 percent increase using actual dollars).

In North America, comparable systemwide RevPAR increased 2.4 percent (a 2.2 percent increase using actual dollars) in the first quarter of 2016, including a 2.6 percent increase (a 2.4 percent increase in actual dollars) in average daily rate. RevPAR for comparable systemwide North American full-service hotels (including Marriott Hotels, Renaissance Hotels, Autograph Collection Hotels, Gaylord Hotels, The Ritz-Carlton and EDITION) increased 2.9 percent (a 2.6 percent increase in actual dollars) with a 2.7 percent increase (a 2.5 percent increase in actual dollars) in average daily rate. RevPAR for comparable systemwide North American limited-service hotels (including Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, SpringHill Suites and AC Hotels by Marriott) increased 2.0 percent (a 1.8 percent increase in actual dollars) in the first quarter of 2016 with a 2.4 percent increase (a 2.2 percent increase in actual dollars) in average daily rate.

International comparable systemwide RevPAR rose 3.5 percent (a 2.5 percent decline using actual dollars) in the first quarter of 2016.

Marriott added 68 new properties (10,023 rooms) to its worldwide lodging portfolio in the 2016 first quarter, including the Moxy Phoenix Tempe and the Delta Orlando Lake Buena Vista. Twelve properties (1,781 rooms) exited the system during the quarter. At quarter-end, the company’s lodging system encompassed 4,480 properties and timeshare resorts for a total of more than 767,000 rooms.

The company’s worldwide development pipeline totaled 1,705 properties with more than 275,000 rooms at quarter-end, including more than 600 properties with over 104,000 rooms under construction and 188 properties with approximately 29,000 rooms approved for development, but not yet subject to signed contracts.

MARRIOTT REVENUES totaled nearly $3.8 billion in the 2016 first quarter compared to revenues of over $3.5 billion for the first quarter of 2015. Base management and franchise fees totaled $379 million compared to $369 million in the year-ago quarter. The year-over-year increase largely reflects higher RevPAR and new unit growth, partially offset by $15 million of lower relicensing fees and $7 million of unfavorable foreign exchange.

First quarter worldwide incentive management fees increased 13 percent to $101 million, primarily due to higher RevPAR and house profit margins, as well as the $2 million favorable recognition of a deferred incentive fee, partially offset by $3 million of unfavorable foreign exchange. In North America alone, incentive fees increased 23 percent. In the first quarter, 63 percent of worldwide company-managed hotels earned incentive management fees compared to 48 percent in the year-ago quarter.

Worldwide comparable company-operated house profit margins increased 70 basis points in the first quarter with higher room rates, improved productivity and lower utility costs. House profit margins for comparable company-operated properties outside North America increased 40 basis points and North American comparable company-operated house profit margins increased 90 basis points from the year-ago quarter.

Owned, leased, and other revenue, net of direct expenses, totaled $81 million, compared to $63 million in the year-ago quarter. The year-over-year increase largely reflects higher residential and credit card branding fees, as well as higher termination fees and improved results at two recently renovated leased properties. The increases were partially offset by the impact of the sale of one international owned property in the fourth quarter of 2015.

On February 17, the company estimated owned, leased, and other revenue, net of direct expenses for the first quarter would total $60 million to $65 million. Actual results in the quarter were higher than expected largely due to $10 million of residential and credit card branding fees and better than expected operating results at three leased properties.

DEPRECIATION, AMORTIZATION, and OTHER expenses totaled $31 million in the first quarter of 2016 compared to $44 million in the year-ago quarter. Expenses in the 2015 first quarter included $12 million of impairment charges.

ADJUSTED GENERAL, ADMINISTRATIVE, and OTHER expenses for the 2016 first quarter totaled $155 million compared to $145 million in the year-ago quarter. The increase in adjusted expenses year-over-year was largely due to higher routine administrative costs and growth. The 2016 first quarter benefited from $10 million of lower reserves for guarantee funding. The 2015 first quarter benefited from $12 million of favorable litigation resolutions.

On February 17, the company estimated general, administrative, and other expenses for the first quarter would total approximately $160 million, not including transition and transaction costs related to the Starwood acquisition. Actual adjusted expenses in the quarter were lower than expected largely due to open associate positions.

ADJUSTED INTEREST EXPENSE, NET increased $11 million in the first quarter to $39 million, largely due to higher interest expense associated with new debt issuances and lower capitalized interest expense.

Adjusted Earnings before Interest Expense, Taxes, Depreciation and Amortization (EBITDA)
For the first quarter, adjusted EBITDA totaled $458 million, a 7 percent increase over first quarter 2015 adjusted EBITDA of $429 million. See page A-5 for the adjusted EBITDA calculation.

BALANCE SHEET
At quarter-end, total debt was $4,159 million and cash balances totaled $99 million, compared to $4,107 million in debt and $96 million of cash at year-end 2015.

COMMON STOCK
Weighted average fully diluted shares outstanding used to calculate diluted EPS totaled 258.9 million in the 2016 first quarter, compared to 283.5 million in the year-ago quarter.

The company repurchased 3.7 million shares of common stock in the first quarter at a cost of $225 million.

OUTLOOK
Marriott’s second quarter and full year outlook do not include the impact of the pending Starwood acquisition.

For the 2016 second quarter, the company expects comparable systemwide RevPAR on a constant dollar basis will increase 3 to 5 percent in North America, 2 to 4 percent outside North America and 3 to 5 percent worldwide.

Not including any impact from the pending Starwood acquisition, second quarter 2016 diluted EPS could total $0.96 to $1.00, a 10 to 15 percent increase year-over-year, and second quarter adjusted EBITDA could total $495 million to $510 million, an 8 to 12 percent increase year-over-year. See page A-6 for the adjusted EBITDA calculation.

For full year 2016, the company expects comparable systemwide RevPAR on a constant dollar basis will increase 3 to 5 percent in North America, outside North America and worldwide.

The company anticipates gross room additions of approximately 8 percent, or 7 percent, net, worldwide for the full year 2016.

The company assumes full year fee revenue could total $1,995 million to $2,045 million, growth of 7 to 9 percent over 2015 fee revenue of $1,870 million. This fee revenue estimate reflects roughly $35 million of negative impact from foreign exchange year-over-year.

The company anticipates worldwide incentive management fees will increase 10 to 15 percent for full year 2016. The company estimates that incentive fees for the full year will include $9 million of unfavorable foreign exchange.

For 2016, the company anticipates general, administrative and other expenses will total $645 million to $655 million, a 2 to 3 percent increase compared to 2015 expenses of $634 million.

Given the uncertainty regarding the precise timing of the Starwood transaction and the resulting interest expense and share issuances, the company is not providing full year 2016 EPS guidance at this time. Not including the impact of the Starwood transaction, the company expects full year 2016 operating income could total $1,520 million to $1,585 million, a 13 to 17 percent increase year-over-year, and adjusted EBITDA could total $1,900 million to $1,965 million, an 11 to 14 percent increase year-over-year. See page A-7 for the adjusted EBITDA calculation.

	Second Quarter 2016	Full Year 2016
Total fee revenue	$520 million to $530 million	$1,995 million to $2,045 million
Owned, leased and other revenue, net of direct expenses	Approx. $75 million	$310 million to $315 million
Depreciation, amortization, and other expenses	Approx. $30 million	Approx. $130 million
General, administrative, and other expenses	$155 million to $160 million	$645 million to $655 million
Operating income	$405 million to $420 million	$1,520 million to $1,585 million
Gains and other income	Approx. $0 million	Approx. $5 million
Net interest expense[1]	Approx. $40 million
Equity in earnings (losses)	Approx. $0 million	Approx. $10 million
Earnings per share	$0.96 to $1.00
Tax rate	32.1 percent
Adjusted EBITDA	$495 million to $510 million	$1,900 million to $1,965 million
1 Net of interest income

The company expects investment spending (not including Starwood) in 2016 will total approximately $450 million to $550 million, including approximately $100 million for maintenance capital. Investment spending also includes other capital expenditures (including property acquisitions), new mezzanine financing and mortgage notes, contract acquisition costs, and equity and other investments.

Going forward, the company will continue to adjust reported results to exclude transition and transaction costs related to the Starwood acquisition. While the company is unable to estimate transition costs, it expects transactions costs will total $130 million to $150 million.

Marriott International, Inc. (NASDAQ: MAR) will conduct its quarterly earnings review for the investment community and news media on Thursday, April 28, 2016 at 10 a.m. Eastern Time (ET). The conference call will be webcast simultaneously via Marriott’s investor relations website at http://www.marriott.com/investor, click the “Recent and Upcoming Events” tab and click on the quarterly conference call link. A replay will be available at that same website until April 28, 2017.

The telephone dial-in number for the conference call is 706-679-3455 and the conference ID is 23007381. A telephone replay of the conference call will be available from 1 p.m. ET, Thursday, April 28, 2016 until 8 p.m. ET, Thursday, May 5, 2016. To access the replay, call 404-537-3406. The conference ID for the recording is 23007381.

Note on forward-looking statements: This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including RevPAR, profit margin and earnings trends, estimates and assumptions; the number of lodging properties we expect to add to or remove from our system in the future; our expectations about investment spending; the anticipated timing for closing the Starwood transaction; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including those we identify below and other risk factors that we identify in our most recent annual report on Form 10-K or quarterly report on Form 10-Q. Risks that could affect forward-looking statements in this press release include changes in market conditions; the pace of the economy; supply and demand changes for hotel rooms; competitive conditions in the lodging industry; relationships with clients and property owners; the availability of capital to finance hotel growth and refurbishment; and satisfaction of the closing conditions for the Starwood transaction, including the receipt of necessary approvals. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-looking statements as of April 27, 2016. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Marriott International, Inc. (NASDAQ: MAR) is a global leading lodging company based in Bethesda, Maryland, USA, with nearly 4,500 properties in 87 countries and territories.  Marriott International reported revenues of more than $14 billion in fiscal year 2015. The company operates and franchises hotels and licenses vacation ownership resorts under 19 brands, including: The Ritz-Carlton®, BVlgari®, EDITION®, JW Marriott®, Autograph Collection® Hotels, Renaissance® Hotels, Marriott Hotels®, Delta Hotels and Resorts®, Marriott Executive Apartments®, Marriott Vacation Club®, Gaylord Hotels®, AC Hotels by Marriott®, Courtyard®, Residence Inn®, SpringHill Suites®, Fairfield Inn & Suites®, TownePlace Suites®, Protea Hotels® and Moxy Hotels®. Marriott has been consistently recognized as a top employer and for its superior business ethics. The company also manages the award-winning guest loyalty program, Marriott Rewards® and The Ritz-Carlton Rewards® program, which together comprise more than 56 million members. For more information or reservations, please visit our website at www.marriott.com, and for the latest company news, visit www.marriottnewscenter.com.

IRPR#1

Tables follow

MARRIOTT INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME
FIRST QUARTER 2016 AND 2015
(in millions except per share amounts, unaudited)

	As Reported		As Adjusted**	As Reported	Percent
	Three Months Ended	Merger-Related	Three Months Ended	Three Months Ended	Better/(Worse)
	March 31, 2016	Costs**	March 31, 2016	March 31, 2015	Adjusted 2016 vs. 2015
REVENUES
Base management fees	$172	$—	$172	$165	4
Franchise fees	207	—	207	204	1
Incentive management fees	101	—	101	89	13
Owned, leased, and other revenue [1]	247	—	247	257	(4)
Cost reimbursements [2]	3,045	—	3,045	2,798	9
Total Revenues	3,772	—	3,772	3,513	7
OPERATING COSTS AND EXPENSES
Owned, leased, and other - direct [3]	166	—	166	194	14
Reimbursed costs	3,045	—	3,045	2,798	(9)
Depreciation, amortization, and other [4]	31	—	31	44	30
General, administrative, and other [5]	163	8	155	145	(7)
Total Expenses	3,405	8	3,397	3,181	(7)
OPERATING INCOME	367	(8)	375	332	(13)
Gains and other income, net [6]	—	—	—	—	*
Interest expense	(47)	(2)	(45)	(36)	(25)
Interest income	6	—	6	8	(25)
Equity in earnings [7]	—	—	—	3	(100)
INCOME BEFORE INCOME TAXES	326	(10)	336	307	9
Provision for income taxes	(107)	3	(110)	(100)	(10)
NET INCOME	$219	$(7)	$226	$207	9
EARNINGS PER SHARE
Earnings per share - basic	$0.86	$(0.03)	$0.89	$0.75	19
Earnings per share - diluted	$0.85	$0.02	$0.87	$0.73	19

Basic Shares	254.4	254.4	254.4	277.7
Diluted Shares	258.9	258.9	258.9	283.5
** As adjusted measures represent the results of our operations before the impact of the Starwood merger-related costs. See pages A-10 and A-11 for more information about these non-GAAP measures.

1	Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, branding fees, and other revenue.

2	Cost reimbursements include reimbursements from properties for Marriott-funded operating expenses.

3	Owned, leased, and other - direct expenses include operating expenses related to our owned or leased hotels, including lease payments and pre-opening expenses.

4
Depreciation, amortization, and other expenses include depreciation for fixed assets, amortization of capitalized costs incurred to acquire management, franchise, and license agreements, and any related impairments, accelerations, or write-offs.

5	General, administrative, and other expenses include our corporate and business segments overhead costs and general expenses.

6
Gains and other income, net includes gains and losses on the sale of real estate, the sale or other-than-temporary impairment of joint ventures and investments, and results from cost method investments.

7	Equity in earnings include our equity in earnings or losses of unconsolidated equity method investments.

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS

	Number of Properties			Number of Rooms
Brand	March 31, 2016	March 31, 2015	vs. March 31, 2015	March 31, 2016	March 31, 2015	vs. March 31, 2015

North American Full-Service
Marriott Hotels	365	363	2	148,206	146,614	1,592
Renaissance Hotels	85	81	4	28,045	28,322	(277)
Autograph Collection Hotels	58	46	12	13,508	10,600	2,908
Gaylord Hotels	5	5	—	8,098	8,098	—
Delta Hotels and Resorts	37	—	37	9,784	—	9,784
The Ritz-Carlton Hotels	40	40	—	11,843	11,691	152
The Ritz-Carlton Residences	32	32	—	3,812	3,812	—
EDITION Hotels	2	1	1	568	295	273
EDITION Residences	1	1	—	25	25	—
North American Limited-Service
Courtyard	924	890	34	130,078	125,848	4,230
Residence Inn	695	675	20	85,085	82,416	2,669
TownePlace Suites	279	253	26	28,115	25,453	2,662
Fairfield Inn & Suites	771	726	45	70,757	66,668	4,089
SpringHill Suites	343	322	21	40,822	37,991	2,831
AC Hotels by Marriott[1]	7	2	5	1,193	343	850
Moxy Hotels	1	—	1	186	—	186
International
Marriott Hotels	240	222	18	73,998	67,836	6,162
Marriott Executive Apartments	27	26	1	4,131	4,038	93
Renaissance Hotels	77	78	(1)	23,787	24,366	(579)
Autograph Collection Hotels[1]	42	35	7	10,168	8,460	1,708
Protea Hotels	99	113	(14)	9,380	10,350	(970)
The Ritz-Carlton Hotels	52	47	5	14,686	13,813	873
The Ritz-Carlton Serviced Apartments	4	4	—	579	579	—
The Ritz-Carlton Residences	8	8	—	416	416	—
Bulgari Hotels & Resorts	3	3	—	202	202	—
Bulgari Residences	1	1	—	5	5	—
EDITION Hotels	2	2	—	251	251	—
Courtyard	123	105	18	24,736	20,999	3,737
Residence Inn	7	7	—	717	717	—
Fairfield Inn & Suites	8	4	4	1,234	622	612
AC Hotels by Marriott[1]	80	77	3	9,852	9,433	419
Moxy Hotels	2	1	1	414	162	252

Timeshare[2]	60	58	2	12,889	12,876	13

Total Lodging	4,480	4,228	252	767,570	723,301	44,269

1	Results for all AC Hotels by Marriott properties and five Autograph Collection properties are presented in the “Equity in earnings” caption of our Consolidated Statements of Income.

2	Timeshare property and room counts are as of March 25, 2016 and March 27, 2015, the end of Marriott Vacation Worldwide’s first quarter for 2016 and 2015, respectively.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
Constant $

Comparable Company-Operated International Properties[1]
	Three Months Ended March 31, 2016 and March 31, 2015
	REVPAR		Occupancy			Average Daily Rate
Region	2016	vs. 2015	2016	vs. 2015		2016	vs. 2015
Caribbean & Latin America	$216.34	5.1%	75.6%	-0.6%	pts.	$286.12	5.9%
Europe	$90.45	2.0%	63.9%	-0.7%	pts.	$141.50	3.2%
Middle East & Africa	$110.96	-3.4%	69.8%	0.6%	pts.	$158.90	-4.3%
Asia Pacific	$107.37	6.8%	71.1%	4.3%	pts.	$151.05	0.4%
Total International[2]	$114.75	3.1%	68.9%	1.3%	pts.	$166.43	1.1%
Worldwide[4]	$125.77	3.4%	71.0%	0.9%	pts.	$177.19	2.1%

Comparable Systemwide International Properties[1]
	Three Months Ended March 31, 2016 and March 31, 2015
	REVPAR		Occupancy			Average Daily Rate
Region	2016	vs. 2015	2016	vs. 2015		2016	vs. 2015
Caribbean & Latin America	$170.89	4.0%	68.8%	0.2%	pts.	$248.34	3.7%
Europe	$83.92	2.7%	61.0%	0.0%	pts.	$137.47	2.8%
Middle East & Africa	$100.94	-2.3%	68.0%	0.7%	pts.	$148.48	-3.3%
Asia Pacific	$111.16	7.4%	71.8%	4.1%	pts.	$154.74	1.3%
Total International[3]	$109.34	3.5%	66.6%	1.3%	pts.	$164.08	1.5%
Worldwide[5]	$105.91	2.6%	69.3%	0.1%	pts.	$152.84	2.4%

1	International includes properties located outside the United States and Canada, except for Worldwide which includes the United States and Canada.

2
Includes Marriott Hotels, Renaissance Hotels, Autograph Collection Hotels, Protea Hotels, The Ritz-Carlton, Bulgari, EDITION, Residence Inn, Courtyard, Fairfield Inn & Suites, and AC Hotels by Marriott.

3
Includes Marriott Hotels, Renaissance Hotels, Autograph Collection Hotels, Protea Hotels, The Ritz-Carlton, Bulgari, EDITION, Residence Inn, Courtyard, Fairfield Inn & Suites, AC Hotels by Marriott, and Moxy Hotels.

4
Includes Marriott Hotels, Renaissance Hotels, Autograph Collection Hotels, Gaylord Hotels, Protea Hotels, The Ritz-Carlton, Bulgari, EDITION, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, SpringHill Suites, and AC Hotels by Marriott.

5
Includes Marriott Hotels, Renaissance Hotels, Autograph Collection Hotels, Gaylord Hotels, Protea Hotels, The Ritz-Carlton, Bulgari, EDITION, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, Springhill Suites, AC Hotels by Marriott, and Moxy Hotels.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
Constant $

Comparable Company-Operated North American Properties
	Three Months Ended March 31, 2016 and March 31, 2015
	REVPAR		Occupancy			Average Daily Rate
Brand	2016	vs. 2015	2016	vs. 2015		2016	vs. 2015
Marriott Hotels	$144.14	3.3%	72.9%	0.7%	pts.	$197.78	2.3%
Renaissance Hotels	$141.45	1.8%	75.2%	-0.8%	pts.	$188.15	2.9%
The Ritz-Carlton	$278.93	6.2%	72.2%	1.8%	pts.	$386.55	3.6%
Composite North American Full-Service[1]	$156.91	3.5%	73.0%	0.6%	pts.	$215.07	2.7%
Courtyard	$97.88	3.3%	69.5%	0.6%	pts.	$140.88	2.4%
SpringHill Suites	$93.18	4.5%	73.1%	2.4%	pts.	$127.49	1.2%
Residence Inn	$110.48	3.1%	75.0%	0.0%	pts.	$147.30	3.2%
TownePlace Suites	$68.25	2.4%	66.3%	0.1%	pts.	$102.87	2.3%
Composite North American Limited-Service[2]	$100.04	3.4%	71.2%	0.6%	pts.	$140.46	2.5%
Composite - All[3]	$132.45	3.5%	72.2%	0.6%	pts.	$183.42	2.6%

Comparable Systemwide North American Properties
	Three Months Ended March 31, 2016 and March 31, 2015
	REVPAR		Occupancy			Average Daily Rate
Brand	2016	vs. 2015	2016	vs. 2015		2016	vs. 2015
Marriott Hotels	$125.35	2.6%	69.6%	0.0%	pts.	$180.18	2.6%
Renaissance Hotels	$121.58	1.6%	71.7%	-0.8%	pts.	$169.49	2.7%
Autograph Collection Hotels	$167.15	3.0%	73.8%	1.6%	pts.	$226.47	0.8%
The Ritz-Carlton	$278.93	6.2%	72.2%	1.8%	pts.	$386.55	3.6%
Composite North American Full-Service[1]	$135.75	2.9%	70.3%	0.1%	pts.	$193.02	2.7%
Courtyard	$94.50	2.6%	69.0%	0.2%	pts.	$136.99	2.4%
Fairfield Inn & Suites	$68.70	0.5%	64.4%	-1.0%	pts.	$106.62	2.0%
SpringHill Suites	$83.83	1.1%	70.5%	-0.5%	pts.	$118.83	1.9%
Residence Inn	$103.90	2.3%	74.7%	-0.5%	pts.	$139.05	3.0%
TownePlace Suites	$73.08	2.2%	70.5%	0.3%	pts.	$103.73	1.8%
Composite North American Limited-Service[4]	$88.95	2.0%	69.8%	-0.3%	pts.	$127.50	2.4%
Composite - All[5]	$105.05	2.4%	70.0%	-0.1%	pts.	$150.15	2.6%

1	Includes Marriott Hotels, Renaissance Hotels, Autograph Collection Hotels, Gaylord Hotels, The Ritz-Carlton, and EDITION.

2	Includes Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites.

3
Includes Marriott Hotels, Renaissance Hotels, Autograph Collection Hotels, Gaylord Hotels, The Ritz-Carlton, EDITION, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites.

4	Includes Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, SpringHill Suites, and AC Hotels by Marriott.

5
Includes Marriott Hotels, Renaissance Hotels, Autograph Collection Hotels, Gaylord Hotels, The Ritz-Carlton, EDITION, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, SpringHill Suites, and AC Hotels by Marriott.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA
($ in millions)

Fiscal Year 2016
First Quarter
Operating income	$367
Gains and other income, net	—
Interest income	6
Equity in earnings	—
Depreciation and amortization	31
Depreciation classified in Reimbursed costs	14
Interest expense from unconsolidated joint ventures	1
Depreciation and amortization from unconsolidated joint ventures	3
422

Starwood transaction and transition costs	8
Share-based compensation (including share-based compensation reimbursed by third-party owners)	28
Adjusted EBITDA **	$458

Increase over 2015 Quarterly Adjusted EBITDA **	7%

	Fiscal Year 2015
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Operating income	$332	$369	$339	$310	$1,350
Gains and other income, net	—	20	—	7	27
Interest income	8	6	5	10	29
Equity in earnings	3	2	8	3	16
Depreciation and amortization	32	32	31	32	127
Depreciation classified in Reimbursed costs	14	14	15	15	58
Interest expense from unconsolidated joint ventures	1	—	1	—	2
Depreciation and amortization from unconsolidated joint ventures	3	2	3	2	10
	393	445	402	379	1,619

EDITION impairment charge	12	—	—	—	12
Loss (gain) on disposition of real estate	—	22	—	(7)	15
Gain on redemption of preferred equity ownership interest	—	(41)	—	—	(41)
Share-based compensation (including share-based compensation reimbursed by third-party owners)	24	31	29	29	113
Adjusted EBITDA **	$429	$457	$431	$401	$1,718

**	Denotes non-GAAP financial measures. Please see pages A-10 and A-11 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA SECOND QUARTER FORECAST
FORECASTED SECOND QUARTER 2016
($ in millions)

	Range[1]
	Estimated Adjusted EBITDA Second Quarter 2016		As Reported Second Quarter 2015
Operating income	$405	$420	$369
Gains and other income, net	—	—	20
Interest income	10	10	6
Equity in earnings	—	—	2
Depreciation and amortization	30	30	32
Depreciation classified in Reimbursed costs	15	15	14
Interest expense from unconsolidated joint ventures	—	—	—
Depreciation and amortization from unconsolidated joint ventures	5	5	2
	465	480	445

Loss (gain) on disposition of real estate	—	—	22
Gain on redemption of preferred equity ownership interest	—	—	(41)
Share-based compensation (including share-based compensation reimbursed by third-party owners)	30	30	31
Adjusted EBITDA **	$495	$510	$457

Increase over Q2 2015 Adjusted EBITDA**	8%	12%

** Denotes non-GAAP financial measures. See pages A-10 and A-11 for information about our reasons for providing these alternative financial measures and the limitations on their use.

[1]	Does not include impact of pending Starwood acquisition.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA FULL YEAR FORECAST
FORECASTED 2016
($ in millions)

	Range[1]
	Estimated Adjusted EBITDA Fiscal Year 2016		As Reported Fiscal Year 2015
Operating income	$1,520	$1,585	$1,350
Gains and other income, net	5	5	27
Interest income	40	40	29
Equity in earnings	10	10	16
Depreciation and amortization	130	130	127
Depreciation classified in Reimbursed costs	60	60	58
Interest expense from unconsolidated joint ventures	5	5	2
Depreciation and amortization from unconsolidated joint ventures	10	10	10
	1,780	1,845	1,619

EDITION impairment charge	—	—	12
Loss (gain) on disposition of real estate	—	—	15
Gain on redemption of preferred equity ownership interest	—	—	(41)
Share-based compensation (including share-based compensation reimbursed by third-party owners)	120	120	113
Adjusted EBITDA **	$1,900	$1,965	$1,718

Increase over 2015 Adjusted EBITDA**	11%	14%

** Denotes non-GAAP financial measures. See pages A-10 and A-11 for information about our reasons for providing these alternative financial measures and the limitations on their use.

[1]	Does not include impact of pending Starwood acquisition.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED OPERATING INCOME MARGIN
FIRST QUARTER 2016 and 2015
($ in millions)

	First Quarter 2016	First Quarter 2015

Total revenues, as reported	$3,772	$3,513
Less: cost reimbursements	(3,045)	(2,798)
Total revenues, as adjusted **	$727	$715

Operating income, as reported	$367	$332
Add: Starwood transaction and transition costs	8	—
Add: EDITION impairment charge	—	12
Operating income, as adjusted**	$375	$344

Adjusted operating income margin**	52%	48%

**	Denotes non-GAAP financial measures. Please see pages A-10 and A-11 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
RETURN ON INVESTED CAPITAL
($ in millions)

The reconciliation of net income to earnings before interest expense and taxes is as follows:
	Twelve Months Ended March 31, 2016
Net income	$871
Interest expense	178
Tax provision	403
Earnings before interest expense and taxes **	$1,452

The reconciliations of assets to invested capital are as follows:
	March 31, 2016	March 31, 2015
Assets	$6,121	$6,803
Less: current liabilities, net of current portion of long-term debt	(2,947)	(2,705)
Less: deferred tax assets	(620)	(780)
Invested capital **	$2,554	$3,318

Average invested capital [1] **	$2,936

Return on invested capital **	49.5%

[1]	Calculated as “Invested capital” for March 31, 2016 and March 31, 2015, divided by two.

** Denotes non-GAAP financial measures. See pages A-10 and A-11 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES

In our press release and schedules, and on the related conference call, we report certain financial measures that are not required by, or presented in accordance with, United States generally accepted accounting principles (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the press release schedules reconcile the most directly comparable GAAP measure to each non-GAAP measure that we refer to (identified by a double asterisk on the preceding pages). Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, operating income, income from continuing operations, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Adjusted Measures That Exclude Merger-Related Costs. Management evaluates certain non-GAAP measures that exclude transaction and transition costs associated with the Starwood merger because those non-GAAP measures allow for period-over period comparisons of our ongoing core operations before the impact of these charges. These non-GAAP measures, which are reconciled to the comparable GAAP measures on page A-1, include adjusted net income, adjusted general, administrative, and other expenses, adjusted interest expense, and adjusted diluted EPS. Non-GAAP adjusted net income and its components and adjusted diluted EPS are not, and should not be viewed as, substitutes for net income and diluted EPS.

Adjusted Operating Income Margin. We calculate Adjusted Operating Income Margin by dividing adjusted operating income by adjusted total revenues. We consider total revenues, as adjusted to exclude cost reimbursements, to be meaningful metrics as they represent that portion of revenue and operating income margin that allows for period-over-period comparisons. Cost reimbursements revenue represents reimbursements we receive for costs we incur on behalf of managed and franchised properties and relates, predominantly, to payroll costs at managed properties where we are the employer, but also includes reimbursements for other costs, such as those associated with our rewards programs. As we record cost reimbursements based on the costs we incur with no added markup, this revenue and the related expense have no impact on either our operating income or net income because cost reimbursements revenue net of reimbursed costs expense is zero. We consider operating income, as adjusted for the $8 million pre-tax Starwood transaction and transition costs in the 2016 first quarter and the $12 million pre-tax EDITION impairment charges in the 2015 first quarter meaningful for the same reasons noted above.

Earnings Before Interest Expense and Taxes (“EBIT”), and Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“Adjusted EBITDA”).  EBIT, which we use as part of our return on invested capital calculation, reflects net income excluding the impact of interest expense and provision for income taxes. We calculate Adjusted EBITDA as operating income, excluding depreciation and amortization, plus net gains and other income, interest income, equity in earnings before interest expense from unconsolidated joint ventures, and the following items: (1) the $8 million pre-tax transaction and transition costs associated with the Starwood merger in the 2016 first quarter, which we recorded in the “General, administrative, and other” caption of our Condensed Consolidated Statements of Income (our “Income Statements”); (2) the $41 million pre-tax preferred equity investment gain in the 2015 second quarter, the $22 million pre-tax expected loss on dispositions of real estate in the 2015 second quarter, and the $7 million reversal of a portion of the pre-tax loss on disposition upon sale of one property in the 2015 fourth quarter, all of which we recorded in the “Gains and other income, net” caption of our Income Statements; (3) the pre-tax EDITION impairment charges of $12 million in the 2015 first quarter, which we recorded in the “Depreciation, amortization, and other” caption of our Income Statements; and (4) share-based compensation expense for all periods presented.

We believe that Adjusted EBITDA is a meaningful indicator of our operating performance because it permits period-over-period comparisons of our ongoing core operations before these items and facilitates our comparison of results before these items with results from other lodging companies. We use Adjusted EBITDA to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provisions for income taxes can vary considerably among companies. Our Adjusted EBITDA also excludes depreciation and amortization expense which we report under “Depreciation, amortization, and other” as well as depreciation included under “Reimbursed costs” in our Income Statements, because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. We also excluded share-based compensation expense in all periods presented in order to address considerable variability among companies in recording compensation expense because companies use share-based payment awards differently, both in the type and quantity of awards granted.

EBIT and Adjusted EBITDA have limitations and should not be considered in isolation or as substitutes for performance measures calculated under GAAP. These non-GAAP measures exclude certain cash expenses that we are obligated to make. In addition, other companies in our industry may calculate Adjusted EBITDA differently than we do or may not calculate it at all, limiting the usefulness of Adjusted EBITDA as a comparative measure.

Return on Invested Capital (“ROIC”). We calculate ROIC as EBIT divided by average invested capital. We consider ROIC to be a meaningful indicator of our operating performance, and we evaluate ROIC because it measures how effectively we use the money we invest in our operations. We calculate invested capital by deducting from total assets: (1) current liabilities, as we intend to satisfy them in the short term, net of current portion of long-term debt, as the numerator of the calculation excludes interest expense; and (2) deferred tax assets because the numerator of the calculation is a pre-tax amount.